Exhibit 99.2

Phreesia Announces Pricing of Public Offering of Common Stock

April 7, 2021

RALEIGH, N.C.—(BUSINESS WIRE)—Phreesia, Inc. (“Phreesia”) (NYSE:PHR), a leading patient intake management platform, announced today the pricing of its previously announced underwritten public offering of 4,500,000 shares of its common stock (the “Offering”) at a price to the public of $50.00 per share, all of which will be sold by the Company. In addition, the Company has granted the underwriters an option for 30 days to purchase up to 675,000 additional shares of common stock at the public offering price, less underwriting discounts.

The Offering is expected to close on April 12, 2021, subject to the satisfaction of customary closing conditions. Phreesia expects to receive net proceeds from the offering of approximately $213.2 million (or approximately $245.3 million if the underwriters exercise their option to purchase additional shares in full) after deducting underwriting discounts and estimated offering expenses.

J.P. Morgan and William Blair are acting as joint book-running managers for the Offering and as representatives of the underwriters. Allen & Company LLC and Piper Sandler are acting as passive book-running managers, and Baird, Raymond James, Canaccord Genuity, Cantor, JMP Securities, KeyBanc Capital Markets, Needham & Company, Siebert Williams Shank, D.A. Davidson & Co. and Stephens Inc. are acting as co-managers for the Offering.

The Offering is being made only by means of a prospectus supplement and an accompanying prospectus. A preliminary prospectus supplement describing the terms of the offering has been filed with the SEC. When available, copies of the final prospectus supplement and accompanying prospectus relating to the Offering may be obtained from: J.P. Morgan Securities LLC, c/o Broadridge Financial Solutions, 1155 Long Island Avenue, Edgewood, NY 11717, telephone: 1-866-803-9204; or from William Blair & Company, L.L.C., Attention: Prospectus Department, 150 North Riverside Plaza, Chicago, IL 60606, telephone: 1-800-621-0687.

An automatic shelf registration statement on Form S-3ASR relating to these securities is on file with the Securities and Exchange Commission (the “SEC”) and is effective. This press release shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of these securities in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

ABOUT PHREESIA

Phreesia gives healthcare organizations a suite of robust applications to manage the patient intake process. Our innovative SaaS platform engages patients in their healthcare and provides a modern, consistent experience, while enabling healthcare organizations to enhance clinical care and drive efficiency.

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This press release includes express or implied statements that are not historical facts and are considered forward-looking statements within the meaning of Section 27A of the Securities Act, as amended, and Section 21E of the Securities Exchange Act, as amended, including, without limitation, statements concerning our expectations regarding the consummation of the Offering and the terms of the Offering. Forward-looking statements involve substantial risks and uncertainties. Forward-looking statements generally relate to future events or our future financial or operating performance and may contain projections of our future results of operations or of our financial information or state other forward-looking information. In some cases, you can identify forward-looking statements by the following words: “may,”

“will,” “could,” “would,” “should,” “expect,” “intend,” “plan,” “anticipate,” “believe,” “estimate,” “predict,” “project,” “potential,” “continue,” “ongoing,” or the negative of these terms or other comparable terminology, although not all forward-looking statements contain these words. Although we believe that the expectations reflected in these forward-looking statements are reasonable, these statements relate to future events or our future operational or financial performance and involve known and unknown risks, uncertainties and other factors that may cause our actual results, performance or achievements to be materially different from any future results, performance or achievements expressed or implied by these forward-looking statements. Furthermore, actual results may differ materially from those described in the forward-looking statements and will be affected by a variety of risks and factors that are beyond our control. The forward-looking statements contained in this release are also subject to other risks and uncertainties, including, without limitation, market risks and uncertainties and the satisfaction of customary closing conditions relating to the Offering, and other risks and uncertainties more fully described in our filings with the SEC, including in our Annual Report on Form 10-K for the fiscal year ended January 31, 2021 that has been filed with the SEC and in the “Risk Factors” section of the preliminary prospectus supplement related to the Offering. The forward-looking statements in this press release speak only as of the date on which the statements are made. We undertake no obligation to update, and expressly disclaim the obligation to update, any forward-looking statements made in this press release to reflect events or circumstances after the date of this press release or to reflect new information or the occurrence of unanticipated events, except as required by law.

Forward-looking statements speak only as of the date hereof, and, except as required by law, Phreesia undertakes no obligation to update or revise these forward-looking statements.

Phreesia qualifies all of its forward-looking statements by these cautionary statements.

Contacts

Investors:

Balaji Gandhi

Phreesia, Inc.

investors@phreesia.com

(929) 506-4950

Media:

Maureen McKinney

Phreesia, Inc.

mmckinney@phreesia.com

(773) 330-8908